EX-99.77O  Transactions effected pursuant to Rule 10f-3


Name of Fund:  Goldman Sachs Variable Insurance Trust- Money Market Fund
Name of Underwriter Purchased From: Morgan Stanley
Name of Underwriting syndicate members: Goldman Sachs & Co. and Morgan Stanley Name of Issuer: Morgan Stanley
Title of Security: Extendible Notes
Date of First Offering: 1/10/2008
Dollar Amount Purchased: $3,000,000
Number of Shares Purchased: 3,000,000
Price Per Unit: 1.00

Name of Fund: Goldman Sachs Variable Insurance Trust- Core Fixed Income Fund Name of Underwriter Purchased From: Morgan Stanley
Name of Underwriting syndicate members: Credit Suisse Securities USA, JPMorgan, Morgan Stanley & Co., Barclays Capital, GS& Co., BOA Securities, Calyon Securities USA, CastleOak Securities, Mitsubishi UFJ Securities Internat, Wells Fargo Securities, Williams Capital Group
Name of Issuer: General Mills
Title of Security: GIS 5.2 03/17/15
Date of First Offering: 03/12/2008
Dollar Amount Purchased: 498,870
Number of Shares Purchased: 500,000
Price Per Unit: 99.774

Name of Fund: Goldman Sachs Variable Insurance Trust- Capital Growth Fund Name of Underwriter Purchased From: JPMorgan
Name of Underwriting syndicate members: BAS, Citigroup, Goldman Sachs & CO., HSBC, JPMorgan, Merrill Lynch, UBS, WA
Name of Issuer: VISA
Title of Security: VISA CLA
Date of First Offering: 03/18/2008
Dollar Amount Purchased: 1,927,200
Number of Shares Purchased: 43,800
Price Per Unit: 44.00

Name of Fund: Goldman Sachs Variable Insurance Trust- Growth and Income Fund Name of Underwriter Purchased From: JPMorgan
Name of Underwriting syndicate members: BAS, Citigroup, Goldman Sachs & CO., HSBC, JPMorgan, Merrill Lynch, UBS, WA
Name of Issuer: VISA
Title of Security: VISA CLA
Date of First Offering: 03/18/2008
Dollar Amount Purchased: 5,090,800
Number of Shares Purchased: 115,700
Price Per Unit: 44.00


Name of Fund:  Goldman Sachs Variable Insurance Trust- Core Fixed INcome
Name of Underwriter Purchased From: Deutsche Bank Securities AG
Name of Underwriting syndicate members: DB Securities, Inc., JPM, UBS Securities, Citigroup Global Markets, Credit Suisse, Barclays, GS&Co., Lehman Bros, Morgan Stanley, Blaylock & Co., Guzman & CO., Muriel Siebert & Co., Samuel A. Ramirez & Co., Toussaint Capital Partners, Utendhal Capital Parnters and Willliams Capital Group
Name of Issuer: MetLife Capital Trust X
Title of Security: MET Var04/38-33
Date of First Offering: 04/01/2008
Dollar Amount Purchased: 300,000
Number of Shares Purchased: 300,000
Price Per Unit: 100.00


Name of Fund:  Goldman Sachs Variable Insurance Trust- Core Fixed INcome
Name of Underwriter Purchased From: Smith Barney
Name of Underwriting syndicate members: Citigroup Global Marktes, DB Securities, GS&Co., Lehman Bros., Merrill Lynch, BOA Securities LLC, Barclays Capital, BNP Paribas, Credit Suisse Securities USA, Greenwich Capital Markets, RBC Capital Markets, TD Securities, Guzman & CO., Jackson Securities, Loop Capital markets, Muriel Siebert, Sandler O'Neill
Name of Issuer: Citigroup Inc.
Title of Security: C Var 04/49-18
Date of First Offering: 04/21/2008
Dollar Amount Purchased: 275,000
Number of Shares Purchased: 275,000
Price Per Unit: 100.00

Name of Fund: Goldman Sachs Variable Insurance Trust- Mid Cap Value Fund Name of Underwriter Purchased From: Merrill Lynch
Name of Underwriting syndicate members: BMO Capital Markets, Merrill Lynch, Morgan Stanley, Royal Bank of Canada
Name of Issuer: Intrepid Potash, inc.
Title of Security: Intrepid Potash, Inc.
Date of First Offering: 04/21/2008
Dollar Amount Purchased: 198,400
Number of Shares Purchased: 6,200
Price Per Unit: 32.00

Name of Fund: Goldman Sachs Variable Insurance Trust- Strategic International Equity Fund
Name of Underwriter Purchased From: N/A purchased from company in rights offering.
Name of Underwriting syndicate members: Morgan Stanley, Goldman Sachs International BNP Paribas, UBS, JPMorgan
Name of Issuer: UBS AG
Title of Security: UBS LN
Date of First Offering: 04/22/2008
Dollar Amount Purchased: $752,159.98
Number of Shares Purchased: 37,317
Price Per Unit: 21 (CHF)

Name of Fund: Goldman Sachs Variable Insurance Trust- Core Fixed Income Fund Name of Underwriter Purchased From: Smith Barney
Name of Underwriting syndicate members: Citigroup Global Markets, GS&Co., Merrill Lynch, ABN Amro, BOA Securities, Blaylock Robert Van, BNY Capital Markets, Credit Suisse, DB Securities, HSBC Securities, JP Morgan, Lehman Bros, UBS Securities, Wachovia Securities, Willliams Capital Group
Name of Issuer: Chubb Corp
Title of Security: CB 6 1/2 05/15/38
Date of First Offering: 05/01/2008
Dollar Amount Purchased: 98,814.00
Number of Shares Purchased: 100,000
Price Per Unit: 98.814

Name of Fund: Goldman Sachs Variable Insurance Trust- Core Fixed Income Fund Name of Underwriter Purchased From: Smith Barney
Name of Underwriting syndicate members: BOA Securities, Citigroup, DB Securities, GS&Co.
Name of Issuer: Simon Property GP LP
Title of Security: SPG6 1/8 05/30/18
Date of First Offering: 05/12/2008
Dollar Amount Purchased: 799,088.00
Number of Shares Purchased: 800,000
Price Per Unit: 99.886

Name of Fund: Goldman Sachs Variable Insurance Trust- Core Fixed Income Fund Name of Underwriter Purchased From: Barclays Capital
Name of Underwriting syndicate members: Barclays Capital, JPMorgan, Morgan Stanley, RBS Greenwich Capital, BOA Securities, Merrill Lynch, RBC Capital Markets, Bank of Tokyo-Mitsubishi UFJ, DB Securities, GS&Co., HSBC Securities, Lehman Bros, Standard Chartered Bank, TD Securities, UBS Securities, Wachovia Securities
Name of Issuer: Thomson Reuters
Title of Security: TRICN 6 1/2 07/18
Date of First Offering: 06/17/2008
Dollar Amount Purchased: 495,420.
Number of Shares Purchased: 500,000
Price Per Unit: 99.084